PENNSYLVANIA ENTERPRISES, INC.
                          OFFER TO PURCHASE FOR CASH
                  UP TO 2,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

        THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
    AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, APRIL 8, 1996, UNLESS THE
                              OFFER IS EXTENDED.


To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated March 11, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), to purchase up to 2,000,000 shares of its Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of April 26, 1995, between the Company and Chemical Bank, as the Rights Agent), at prices not greater than $39.00 nor less than $37.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. The Company will determine a single per Share price (not greater than $39.00 nor less than $37.00 per Share) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the Purchase Price that will enable it to purchase 2,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $39.00 nor less than $37.00 per Share) pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders.

   WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

   Your attention is invited to the following:

       (1) You may tender Shares at prices (in multiples of $0.125), not greater than $39.00 nor less than $37.00 per Share, as indicated in the attached instruction form, net to you in cash.

       (2) The Offer is for up to 2,000,000 Shares, constituting approximately 34.5% of the total Shares outstanding as of March 7, 1996. Although it has no present intention of so doing, the Company reserves the right to purchase more than 2,000,000 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered.

       (3) The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, April 8, 1996, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after May 3, 1996, if they have not been accepted for payment.

       (4) As described in the Offer to Purchase, if more than 2,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

             (a) all Shares (excluding Shares held in a Savings Plan account) validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder (an "Odd Lot Owner") who owns beneficially an aggregate of fewer than 100 Shares (including any Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and who validly tenders all of such Shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery or, in the case of Shares held in a Dividend Reinvestment Plan account, in the "Memorandum to Participants in the Dividend Reinvestment and Stock Purchase Plan";

             (b) after purchase of all of the foregoing Shares, all Shares conditionally and validly tendered in accordance with Section 6, for which the condition was satisfied, and all other Shares unconditionally and validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares, other than Shares held in the Dividend Reinvestment Plan and the Savings Plan); and

             (c) if necessary, Shares conditionally tendered, for which the condition was not satisfied, at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

       (5) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

       (6) If you owned beneficially an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and you instruct us to tender at or below the Purchase Price on your behalf all such Shares on or prior to the Expiration Date and check the box captioned "Odd Lots" in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

   NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND AT WHAT PRICE. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE COMPANY OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

   If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

   A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled "Conditional Tender" on the instruction form. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor.

   The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Legg Mason Wood Walker, Incorporated, as the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                   UP TO 2,000,000 SHARES OF ITS COMMON STOCK
             (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                         PENNSYLVANIA ENTERPRISES, INC.


   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 11, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Pennsylvania Enterprises, Inc., a Pennsylvania corporation (the "Company"), to purchase up to 2,000,000 shares of its Common Stock, no par value, stated value $10.00 per share (the "Shares") (including the associated common stock purchase rights), at prices not greater than $39.00 nor less than $37.00 per Share, net to the undersigned in cash, upon the terms and subject to the conditions of the Offer.

   This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.



                       PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED


             CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
            IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.


             SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $37.00 or as high as $39.00.

               _______________________ OR ________________________

              SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER


[ ] $37.000    [ ] $37.500   [ ] $38.000   [ ] $38.500

[ ] $37.125    [ ] $37.625   [ ] $38.125   [ ] $38.625

[ ] $37.250    [ ] $37.750   [ ] $38.250   [ ] $38.750

[ ] $37.375    [ ] $37.875   [ ] $38.375   [ ] $38.875

                                           [ ] $39.000

                              CONDITIONAL TENDER


   By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased:
                             ________________ Shares


   Unless this box is completed, the tender authorized hereby will be made unconditionally.

                                   ODD LOTS


   Check this box ONLY if shares are being tendered by or on behalf of a person owning beneficially an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996.

[ ] By checking this box, the undersigned represents that the undersigned owned beneficially an aggregate of fewer than 100 Shares (including Shares held in the Dividend Reinvestment Plan and the Savings Plan and fractional Shares) as of the close of business on March 7, 1996, or, in the case of Shares allocated to a Savings Plan account, as of the close of business on January 1, 1996, and is tendering all of such Shares.

 Number of Shares to be Tendered:                    SIGN HERE

_____________ Shares*                   ________________________________________
                                                      Signature(s)
Date: ___________________, 1996


                                        Name: __________________________________

                                        Address: _______________________________

                                         _______________________________________

                                         _______________________________________


_____________
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.